Exhibit 99.1

Driven Brands Holdings Inc. Reports Fourth Quarter

and Fiscal Year 2023 Results

—Fiscal 2023 revenue increased 13% powered by 7% same-store sales growth and 4% net store growth—

—Achieved 12 consecutive quarters of same store sales growth—

—Issues fiscal year 2024 financial outlook—

Charlotte, N.C. (February 22, 2024) - Driven Brands Holdings Inc. (NASDAQ: DRVN) (“Driven Brands” or the “Company”) today reported financial results for the fourth quarter and fiscal year ended December 30, 2023.

Fiscal Year 2023 Highlights

For the fiscal year, Driven Brands delivered revenue of $2.3 billion, up 13% versus the prior year. System-wide sales were $6.3 billion, up 12% versus the prior year driven by 7% same-store sales growth and 4% net store growth. The Company added 183 net new stores during fiscal 2023.

During the fiscal year, the Company recognized an $851.0 million non-cash goodwill impairment in the Car Wash segment as well as $132.9 million in non-cash asset impairment charges and lease terminations. These drove a Net Loss of $745.0 million or a Net Loss of $4.53 per diluted share versus Net Income of $43.2 million or Net Income of $0.25 per diluted share in the prior year. Adjusted Net Income1 was $155.9 million and Adjusted EPS1 was $0.93, a decrease of 25% and 24%, respectively from the prior year. Adjusted EBITDA1 was $535.1 million, up 4% versus the prior year. Cash provided by operating activities increased 19% to $235.2 million compared to $197.2 million in the prior year.

“We are happy to announce that we delivered on our updated 2023 outlook for all financial metrics, while also pivoting our strategy and adapting to the dynamic market. In the fourth quarter, our performance was driven by strong execution in our Maintenance segment, specifically in our industry-leading Take 5 Oil Change business, and we’re encouraged by the progress made in our U.S. Glass and U.S. Car Wash businesses,” said Jonathan Fitzpatrick, President and Chief Executive Officer.

“Our goals in the second half of 2023 were to deliver on our full-year outlook and set ourselves up for a successful 2024, and we did just that. In 2024, we are focused on accelerating growth, reducing debt, and making sure that Driven has the right assets to execute on both our short- and long-term goals,” Fitzpatrick concluded.

Fourth Quarter 2023 Highlights

For the fourth quarter, Driven Brands delivered revenue of $553.7 million, up 3% versus the prior year. System-wide sales were $1.5 billion, up 3% versus the prior year driven by 4% same-store sales growth. Net Loss was $13.1 million or a Net Loss of $0.08 per diluted share versus Net Income of $27.4 million, or $0.16 per diluted share in the prior year. Adjusted Net Income was $30.7 million and Adjusted EPS was $0.19, a decrease of 27% and 24%, respectively from the prior year. Adjusted EBITDA was $129.0 million, down 1% versus the prior year.

Fiscal Year 2023 Key Performance Indicators by Segment

	System-wide Sales (in millions)	Store Count	Same-Store Sales	Revenue (in millions)	Segment Adjusted EBITDA[1] (in millions)
Maintenance	$1,899.8	1,786	9.2%	$960.4	$332.8
Car Wash	591.8	1,108	(5.6)%	597.7	143.0
Paint, Collision & Glass	3,389.6	1,888	11.4%	500.4	141.5
Platform Services[2]	402.6	206	N/A	216.0	80.6
Corporate / Other	N/A	N/A	N/A	29.5

Total	$6,283.7	4,988	7.4%	$2,304.0

Fourth Quarter 2023 Key Performance Indicators by Segment

	System-wide Sales (in millions)	Store Count	Same-Store Sales	Revenue (in millions)	Segment Adjusted EBITDA[1] (in millions)
Maintenance	$470.8	1,786	4.7%	$246.0	$87.5
Car Wash	131.9	1,108	(3.3)%	133.2	31.0
Paint, Collision & Glass	835.3	1,888	6.4%	117.0	31.7
Platform Services[2]	74.7	206	N/A	50.7	18.6
Corporate / Other	N/A	N/A	N/A	6.7

Total	$1,512.7	4,988	3.9%	$553.7

Capital and Liquidity

The Company ended the fourth quarter with total liquidity of $319.0 million consisting of $176.5 million in cash and cash equivalents and $142.5 million of undrawn capacity on its variable funding securitization senior notes and revolving credit facility. This does not include the additional $135.0 million Series 2022 Class A-1 Notes that expand the Company’s variable funding note borrowing capacity when the Company elects to exercise them, assuming certain conditions continue to be met.

Fiscal Year 2024 Outlook

Beginning in fiscal 2024, the Company changed its definitions for Adjusted Net Income, Adjusted EPS, and Adjusted EBITDA. Specifically, the Company will no longer include straight-line rent adjustments in its non-GAAP adjustments. See “Reconciliation of Non-GAAP Financial Measures” below for additional details of these changes and a reconciliation of the definitions prior to fiscal 2024 to allow for like-for-like comparisons to the new definitions for all periods presented.

The table below sets forth the Company’s fiscal year 2023 results and 2024 outlook using the revised methodology to calculate Adjusted EBITDA, and Adjusted EPS.

	2023 Results	2024 Outlook
Revenue	$2.30 billion	~$2.35 - $2.45 billion
Adjusted EBITDA[1]	$516.9 million	~$535 - $565 million
Adjusted EPS[1]	$0.85	~$0.88 - $1.00

The Company also expects:

•	Same-store sales growth of 3% to 5%

•	Net new store growth of approximately 205 to 220

•	Maintenance: approximately 165 to 185 stores of which approximately 65% will be franchise and 35% company-operated

•	Car Wash: approximately 5 to 10 stores all from the international business

•	Paint Collision & Glass: approximately 25 to 35 stores of which approximately 85% will be franchise and 15% company-operated

The Company has not included future M&A in its outlook for fiscal year 2024.

[1]

Adjusted Net Income, Adjusted EPS, and Adjusted EBITDA are non-GAAP financial measures. Beginning in fiscal 2024, the company has made certain changes to how it defines these metrics that impact the comparability to prior periods. See “Reconciliation of Non-GAAP Financial Measures” for additional information on changes to these non-GAAP financial measures, a reconciliation to the most comparable GAAP measures, and a reconciliation between the differences in metric definitions for all periods presented. Forward-looking estimates of Adjusted EBITDA and Adjusted EPS are made in a manner consistent with the relevant definitions and assumptions noted herein.

[2]	Platform Services same store sales were removed as a Key Performance Indicator as sales included within the calculation represented less than 20% of Platform Services revenue.

Conference Call

Driven Brands will host a conference call to discuss fourth quarter and year-end 2023 results today, Thursday, February 22, 2024, at 8:30 a.m. ET. The call will be available by webcast and can be accessed by visiting Driven Brands’ Investor Relations website at investors.drivenbrands.com. A replay of the call will be available for at least three months.

About Driven Brands

Driven Brands™, headquartered in Charlotte, NC, is the largest automotive services company in North America, providing a range of consumer and commercial automotive needs, including paint, collision, glass, vehicle repair, oil change, maintenance and car wash. Driven Brands is the parent company of some of North America’s leading automotive service businesses including Take 5 Oil Change®, Take 5 Car Wash®, Meineke Car Care Centers®, Maaco®, 1-800-Radiator & A/C®, Auto Glass Now®, and CARSTAR®. Driven Brands has approximately 5,000 locations across 13 countries, and services over 70 million vehicles annually. Driven Brands’ network generates approximately $2.3 billion in annual revenue from approximately $6.3 billion in system-wide sales.

Disclosure Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this Press Release, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, trends, plans, objectives of management, impact of accounting standards and outlook, impairments, and expected market growth are forward-looking statements. In particular, forward-looking statements include, among other things, statements relating to: (i) our strategy, outlook and growth prospects; (ii) our operational and financial targets and dividend policy; (iii) general economic trends and trends in the industry and markets; (iv) the risks and costs associated with the integration of, and our ability to integrate, our stores and business units successfully to achieve anticipated synergies; (v) the proper application of generally accepted accounting principles, which are highly complex and involve many subjective assumptions, estimates, and judgments and (vi) the competitive environment in which we operate. Forward-looking statements are not based on historical facts, but instead represent our current expectations and assumptions regarding our business, the economy and other future conditions, and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. It is not possible to predict or identify all such risks. These risks include, but are not limited to, the risk factors that are described under the section titled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 as well as in our other filings with the Securities and Exchange Commission, which are available on its website at www.sec.gov. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

Contacts

Shareholder/Analyst inquiries:

Dawn Francfort

ICR, Inc.

investors@drivenbrands.com

(203) 682-8200

Media inquiries:

Taylor Blanchard

taylor.blanchard@drivenbrands.com

(704) 644-8129

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended		Year Ended
(in thousands, except per share amounts)	December 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022
Revenue:
Franchise royalties and fees	$49,685	$43,434	$190,367	$171,734
Company-operated store sales	366,668	366,921	1,526,353	1,324,408
Independently-operated store sales	38,748	36,657	196,395	195,157
Advertising contributions	25,303	23,943	98,850	87,750
Supply and other revenue	73,273	68,698	292,064	254,145

Total revenue	553,677	539,653	2,304,029	2,033,194

Operating Expenses:
Company-operated store expenses	241,741	231,894	1,004,472	812,262
Independently-operated store expenses	21,983	22,544	109,078	107,940
Advertising expenses	23,743	24,179	97,290	87,986
Supply and other expenses	40,248	35,865	158,436	145,481
Selling, general, and administrative expenses	110,957	110,821	443,112	383,478
Acquisition related costs	5,910	5,323	13,174	15,304
Store opening costs	2,057	953	5,831	2,878
Depreciation and amortization	46,040	39,528	175,296	147,156
Goodwill impairment	—	—	850,970	—
Trade name impairment	—	—	—	125,450
Asset impairment charges and lease terminations	15,453	2,745	132,903	5,655

Total operating expenses	508,132	473,852	2,990,562	1,833,590

Operating (loss) income	45,545	65,801	(686,533)	199,604

Other expenses, net:
Interest expense, net	43,892	35,150	164,196	114,096
(Gain) loss on foreign currency transactions	(3,081)	(13,322)	(3,078)	17,168

Other expense, net	40,811	21,828	161,118	131,264

(Loss) income before taxes	4,734	43,973	(847,651)	68,340
Income tax (benefit) expense	17,883	16,575	(102,689)	25,167

Net (loss) income	(13,149)	27,398	(744,962)	43,173
Net loss attributable to non-controlling interest	—	—	—	(15)

Net (loss) income attributable to Driven Brands Holdings Inc.	$(13,149)	$27,398	$(744,962)	$43,188

(Loss) earnings per share:
Basic	$(0.08)	$0.16	$(4.50)	$0.26
Diluted	$(0.08)	$0.16	$(4.53)	$0.25
Weighted average shares outstanding
Basic	159,573	162,744	161,917	162,762
Diluted	159,573	166,810	161,917	166,743

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands, except share and per share amounts)	December 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$176,522	$227,110
Restricted cash	657	792
Accounts and notes receivable, net	151,259	179,888
Inventory	83,171	72,040
Prepaid and other assets	46,714	40,084
Income tax receivable	15,928	15,075
Assets held for sale	301,229	—
Advertising fund assets, restricted	45,627	36,421

Total current assets	821,107	571,410
Other assets	56,565	30,561
Property and equipment, net	1,438,496	1,545,738
Operating lease right-of-use assets	1,389,316	1,299,189
Deferred commissions	6,312	7,121
Intangibles, net	739,402	765,903
Goodwill	1,455,946	2,277,065
Deferred tax assets	3,660	2,911

Total assets	$5,910,804	$6,499,898

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$67,526	$60,606
Accrued expenses and other liabilities	242,171	317,318
Income tax payable	5,404	4,454
Current portion of long-term debt	32,673	32,986
Income tax receivable liability	56,001	53,328
Advertising fund liabilities	23,392	36,726

Total current liabilities	427,167	505,418
Long-term debt	2,910,812	2,705,281
Deferred tax liabilities	154,742	276,749
Operating lease liabilities	1,332,519	1,177,501
Income tax receivable liability	117,915	117,915
Deferred revenue	30,507	30,046
Long-term accrued expenses and other liabilities	30,419	33,419

Total liabilities	5,004,081	4,846,329

Preferred Stock $0.01 par value; 100,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value, 900,000,000 shares authorized: and 163,965,231 and 167,404,047 shares outstanding; respectively	1,640	1,674
Additional paid-in capital	1,652,401	1,628,904
Retained (deficit) earnings	(710,087)	84,795
Accumulated other comprehensive loss	(37,875)	(62,435)

Total shareholders’ equity attributable to Driven Brands Holdings Inc.	906,079	1,652,938

Non-controlling interests	644	631

Total shareholders’ equity	906,723	1,653,569

Total liabilities and shareholders’ equity	$5,910,804	$6,499,898

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Year Ended
(in thousands)	Year ended December 30, 2023	Year ended December 31, 2022
Net (loss) income	$(744,962)	$43,173
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	175,296	147,156
Goodwill impairment	850,970	—
Trade name impairment	—	125,450
Equity-based compensation expense	15,300	20,583
(Gain) loss on foreign denominated transactions	(2,022)	17,147
(Gain) loss on foreign currency derivatives	(1,056)	21
Loss (gain) on sale and disposal of businesses, fixed assets, and sale-leaseback transactions	4,909	(34,854)
Reclassification of interest rate hedge to income	(2,077)	(542)
Bad debt expense	1,938	5,777
Asset impairment costs	132,903	5,655
Amortization of deferred financing costs and bond discounts	10,307	8,450
Benefit for deferred income taxes	(125,804)	20,567
Other, net	24,243	(21)
Changes in assets and liabilities, net of acquisitions:
Accounts and notes receivable, net	13,561	(58,837)
Inventory	(11,731)	(22,712)
Prepaid and other assets	(6,877)	(30,418)
Advertising fund assets and liabilities, restricted	(16,861)	12,698
Other Assets	(39,814)	(23,378)
Deferred commissions	418	3,407
Deferred revenue	1,937	1,925
Accounts payable	7,390	(34,634)
Accrued expenses and other liabilities	(52,854)	2,898
Income tax receivable	53	(12,335)

Cash provided by operating activities	235,167	197,176

Cash flows from investing activities:
Capital expenditures	(596,478)	(436,205)
Cash used in business acquisitions, net of cash acquired	(59,574)	(763,061)
Proceeds from sale-leaseback transactions	194,658	333,798
Proceeds from sale or disposal of businesses and fixed assets	9,987	25,188

Cash used in investing activities	(451,407)	(840,280)

Cash flows from financing activities:
Payment of debt extinguishment and issuance costs	—	(7,172)
Proceeds from the issuance of long-term debt	—	365,000
Repayment of long-term debt	(27,971)	(23,912)
Proceeds from revolving lines of credit and short-term debt	378,000	435,000
Repayments of revolving lines of credit and short-term debt	(130,000)	(435,000)
Repayment of principal portion of finance lease liability	(5,165)	(3,369)
Share repurchases	(49,956)	—
Purchase of equity securities	(224)	—
Proceeds from the termination of interest rate swap	—	10,870
Stock option exercises	6,117	340
Other, net	(102)	1,611

Cash provided by financing activities	170,699	343,368

Effect of exchange rate changes on cash	484	(2,283)

Net change in cash, cash equivalents, restricted cash, and cash included in advertising fund assets, restricted	(45,057)	(302,019)

Cash and cash equivalents, beginning of period	227,110	523,414
Cash included in advertising fund assets, restricted, beginning of period	32,871	38,586
Restricted cash, beginning of period	792	792

Cash, cash equivalents, restricted cash, and cash included in advertising fund assets, restricted, beginning of period	260,773	562,792

Cash and cash equivalents, end of period	176,522	227,110
Cash included in advertising fund assets, restricted, end of period	38,537	32,871
Restricted cash, end of period	657	792

Cash, cash equivalents, restricted cash, and cash included in advertising fund assets, restricted, end of period	$215,716	$260,773

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

The following information provides definitions and reconciliations of the non-GAAP financial measures presented in this earnings release to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles (GAAP). The Company has provided this non-GAAP financial information, which is not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measures presented in this earnings release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with, the GAAP financial measures presented in this earnings release. The non-GAAP financial measures in this earnings release may differ from similarly titled measures used by other companies.

Non-GAAP Financial Measures in Outlook

Driven Brands includes Adjusted Earnings Before Interest, Tax, Depreciation and Amortization (“Adjusted EBITDA”) and Adjusted Earnings per Share (“Adjusted EPS”) in the Company’s Fiscal Year 2024 Outlook. Adjusted EBITDA and Adjusted EPS are non-GAAP financial measures and have not been reconciled to the most comparable GAAP financial measures because it is not possible to do so without unreasonable efforts due to the uncertainty and potential variability of reconciling items, which are dependent on future events and often outside of management’s control and which could be significant. Because such items cannot be reasonably predicted with the level of precision required, we are unable to provide an outlook for the comparable GAAP measures. Forward-looking estimates of Adjusted EBITDA and Adjusted EPS are made in a manner consistent with the relevant definitions and assumptions noted herein and in our filings with the SEC.

Changes in Non-GAAP Definitions and Fiscal 2024 Outlook

Beginning in fiscal 2024, the Company has made certain changes to its definitions for Adjusted net income attributable to Driven Brands Holdings Inc. (“Adjusted Net Income”), Adjusted EPS, and Adjusted EBITDA, that impact the comparability of the metrics to prior periods. Specifically, the Company will no longer include straight-line rent adjustments in its non-GAAP adjustments. Accordingly, the Company’s 2024 Adjusted EBITDA and Adjusted EPS outlook reflects the Company’s updated definition of Adjusted EBITDA and Adjusted EPS. See “Reconciliation of Non-GAAP Financial Measures” below for a reconciliation of the definitions prior to fiscal 2024 to allow for like-for-like comparisons to the new definitions for all periods presented.

Adjusted Net Income and Adjusted Earnings Per Share

Adjusted Net Income and Adjusted EPS are considered non-GAAP financial measures under the SEC’s rules because they exclude certain amounts included in the net income attributable to Driven Brands common stockholders and diluted earnings per share attributable to Driven Brands common stockholders calculated in accordance with GAAP. Management believes that Adjusted Net Income and Adjusted EPS are meaningful measures to share with investors because they facilitate comparison of the current period performance with that of the comparable prior period. In addition, Adjusted Net Income and Adjusted EPS afford investors a view of what management considers to be Driven Brands’ core earnings performance as well as the ability to make a more informed assessment of such earnings performance with that of the prior period.

The tables below reflect the calculation of Adjusted Net Income and Adjusted Earnings Per Share for the three months and year ended December 30, 2023, compared to the three months and year ended December 31, 2022.

Net (Loss) Income to Adjusted Net Income and Adjusted Earnings Per Share (Unaudited)

	Three months ended		Year Ended
(in thousands, except per share amounts)	December 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022
Net (loss) income	$(13,149)	$27,398	$(744,962)	$43,173
Acquisition related costs(a)	5,910	5,323	13,174	15,304
Non-core items and project costs, net(b)	1,230	16,805	7,343	20,241
Straight-line rent adjustment(c)	4,022	3,435	18,218	14,965
Cloud computing amortization(d)	932	—	1,923	—
Equity-based compensation expense(e)	5,570	8,424	15,300	20,583
Foreign currency transaction (gain) loss, net(f)	(3,081)	(13,322)	(3,078)	17,168
Bad debt recovery(g)	—	—	—	(449)
Goodwill impairment(h)	—	—	850,970	—
Trade name impairment(i)	—	—	—	125,450
Asset sale leaseback (gain) loss, impairment and closed store expenses(j)	19,777	(8,835)	139,414	(29,083)
Amortization related to acquired intangible assets(k)	5,192	8,775	28,756	27,059
Provision for uncertain tax positions(l)	(354)	(224)	(354)	(148)
Valuation allowance for deferred tax asset(m)	17,729	3,051	17,729	3,051

Adjusted net income before tax impact of adjustments	43,778	50,830	344,433	257,314
Tax impact of adjustments(n)	(13,092)	(8,641)	(188,544)	(49,437)

Adjusted net income	30,686	42,189	155,889	207,877

Net loss attributable to non-controlling interest	—	—	—	(15)

Adjusted Net Income attributable to Driven Brands Holdings Inc., as defined through fiscal 2023	$30,686	$42,189	$155,889	$207,892

Straight-line rent adjustment(c)	$(4,022)	$(3,435)	$(18,218)	$(14,965)
Income tax effect of above item	$1,121	$1,043	$4,790	$3,870

Adjusted Net Income attributable to Driven Brands Holdings Inc., as defined beginning fiscal 2024	$27,785	$39,797	$142,461	$196,797

Adjusted Earnings Per Share, as defined through fiscal 2023
Basic[1]	$0.19	$0.25	$0.94	$1.25
Diluted[1]	$0.19	$0.25	$0.93	$1.22
Adjusted Earnings Per Share, as defined beginning fiscal 2024
Basic[1]	$0.17	$0.24	$0.86	$1.18
Diluted[1]	$0.17	$0.23	$0.85	$1.16
Weighted average shares outstanding
Basic	159,573	162,744	161,917	162,762
Diluted	161,361	166,810	164,100	166,743

(1)

Adjusted Earnings Per Share is calculated under the two-class method. Under the two-class method, adjusted earnings per share is calculated using adjusted net income attributable to common shares, which is derived by reducing adjusted net income by the amount attributable to participating securities. Adjusted Net Income attributable to participating securities used in the basic earnings per share calculation was less than $1 million and $3 million for the three months and year ended December 30, 2023, respectively, and Adjusted Net Income attributable to participating securities used in the diluted earnings per share calculation was less than $1 million and $2 million for the three months and year ended December 30, 2023, respectively.

Adjusted EBITDA

Adjusted EBITDA is considered a non-GAAP financial measure under the Securities and Exchange Commission’s (“SEC”) rules because it excludes certain amounts included in net income calculated in accordance with GAAP. Management believes that Adjusted EBITDA is a meaningful measure to share with investors because it facilitates comparison of the current period performance with that of the comparable prior period. In addition, Adjusted EBITDA affords investors a view of what management considers to be Driven Brand’s core operating performance as well as the ability to make a more informed assessment of such operating performance as compared with that of the prior period.

Please see the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 1, 2023, for additional information on Adjusted EBITDA. The tables below reflect the calculation of Adjusted EBITDA for the three months and year ended December 30, 2023, compared to the three months and year ended December 31, 2022.

Net Income (Loss) to Adjusted EBITDA Reconciliation (Unaudited)

	Three months ended		Year Ended
(in thousands)	December 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022
Net (loss) income	$(13,149)	$27,398	$(744,962)	$43,173
Income tax (benefit) expense	17,883	16,575	(102,689)	25,167
Interest expense, net	43,892	35,150	164,196	114,096
Depreciation and amortization	46,040	39,528	175,296	147,156

EBITDA	94,666	118,651	(508,159)	329,592

Acquisition related costs(a)	5,910	5,323	13,174	15,304
Non-core items and project costs, net(b)	1,230	16,805	7,343	20,241
Straight-line rent adjustment(c)	4,022	3,435	18,218	14,965
Cloud computing amortization(d)	932	—	1,923	—
Equity-based compensation expense(e)	5,570	8,424	15,300	20,583
Foreign currency transaction (gain) loss, net(f)	(3,081)	(13,322)	(3,078)	17,168
Bad debt recovery(g)	—	—	—	(449)
Goodwill impairment(h)	—	—	850,970	—
Trade name impairment(i)	—	—	—	125,450
Asset sale leaseback (gain) loss, impairment and closed store expenses(j)	19,777	(8,835)	139,414	(29,083)

Adjusted EBITDA, as defined through fiscal 2023	$129,026	$130,481	$535,105	$513,771

Straight-line rent adjustment(c)	$(4,022)	$(3,435)	$(18,218)	$(14,965)

Adjusted EBITDA, as defined beginning fiscal 2024	$125,004	$127,046	$516,887	$498,806

Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings Per Share Footnotes

(a)

Consists of acquisition costs as reflected within the unaudited consolidated statements of operations, including legal, consulting and other fees, and expenses incurred in connection with acquisitions completed during the applicable period, as well as inventory rationalization expenses incurred in connection with acquisitions. We expect to incur similar costs in connection with other acquisitions in the future and, under U.S. GAAP, such costs relating to acquisitions are expensed as incurred and not capitalized.

(b)

Consists of discrete items and project costs, including third party consulting and professional fees associated with strategic transformation initiatives as well as non-recurring payroll-related costs. A $15 million change in estimate related to the Tax Receivable Agreement that we entered into at the IPO related to the filing of our 2021 tax returns was recorded in the fourth quarter of 2022.

(c)	Consists of the non-cash portion of rent expense, which reflects the extent to which our straight-line rent expense recognized under U.S. GAAP exceeds or is less than our cash rent payments.
(d)	Includes non-cash amortization expenses relating to the amortization of cloud computing arrangements.
(e)	Represents non-cash equity-based compensation expense.
(f)

Represents foreign currency transaction (gains) losses, net that primarily related to the remeasurement of our intercompany loans as well as unrealized gains and losses on remeasurement of cross currency swaps and forward contracts.

(g)	Represents the recovery of previously uncollectible receivables outside of normal operations.
(h)	Relates to goodwill impairment charges within the Car Wash segment.
(i)	Certain indefinite-lived Car Wash trade names were impaired as the Company elected to discontinue their use.
(j)

Relates to (gains) losses, net on sale leasebacks, impairment of certain fixed assets and operating lease right-of-use assets related to closed and underperforming locations, assets held for sale, and lease exit costs and other costs associated with stores that were closed prior to the respective lease termination dates.

(k)	Consists of amortization related to acquired intangible assets as reflected within depreciation and amortization in the unaudited consolidated statements of operations.
(l)	Represents uncertain tax positions recorded for tax positions, inclusive of interest and penalties.
(m)	Represents valuation allowances on income tax carryforwards in certain domestic and foreign jurisdictions that are not more likely than not to be realized
(n)

Represents the tax impact of adjustments associated with the reconciling items between net income and Adjusted Net Income, excluding the provision for uncertain tax positions. To determine the tax impact of the deductible reconciling items, we utilized statutory income tax rates ranging from 9% to 36% depending upon the tax attributes of each adjustment and the applicable jurisdiction.

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES

ADJUSTED EBITDA AND SEGMENT ADJUSTED EBITDA RECONCILIATION (UNAUDITED)

	Three months ended		Year Ended
(in thousands)	December 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022
Segment Adjusted EBITDA:
Maintenance	$87,549	$77,284	$332,781	$262,608
Car Wash	31,042	36,222	143,043	184,717
Paint, Collision & Glass	31,745	34,600	141,469	135,447
Platform Services	18,586	18,067	80,570	72,538
Corporate and other	(37,839)	(34,739)	(156,927)	(138,661)
Store opening costs	(2,057)	(953)	(5,831)	(2,878)

Adjusted EBITDA, as defined through fiscal 2023	$129,026	$130,481	$535,105	$513,771

	Three months ended		Year Ended
(in thousands)	December 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022
Segment Adjusted EBITDA:
Maintenance	$86,969	$76,433	$329,498	$258,470
Car Wash	27,694	33,824	128,996	175,326
Paint, Collision & Glass	31,519	34,474	140,569	134,818
Platform Services	18,569	18,034	80,492	72,383
Corporate and other	(37,690)	(34,766)	(156,837)	(139,313)
Store opening costs	(2,057)	(953)	(5,831)	(2,878)

Adjusted EBITDA, as defined beginning fiscal 2024(1)	$125,004	$127,046	$516,887	$498,806

(1)	For the three months ended April 1, 2023; July 1, 2023; and September 30, 2023, the Adjusted EBITDA, as defined beginning fiscal 2024, would have been $123,463; $146,370; and $122,049, respectively.

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES

ADDITIONAL INFORMATION ON KEY PERFORMANCE INDICATORS (UNAUDITED)

	Three months ended December 30, 2023
(in thousands)	Maintenance	Car Wash	Paint, Collision & Glass	Platform Services	Total
System-wide Sales
Franchise stores	$266,801	$—	$766,717	$73,778	$1,107,296
Company-operated stores	203,963	93,164	68,632	909	366,668
Independently operated stores	—	38,748	—	—	38,748

Total System-wide Sales	$470,764	$131,912	$835,349	$74,687	$1,512,712

Store Count (in whole numbers)
Franchise stores	1,134	—	1,647	205	2,986
Company-operated stores	652	391	241	1	1,285
Independently operated stores	—	717	—	—	717

Total Store Count	1,786	1,108	1,888	206	4,988

	Three months ended December 31, 2022
(in thousands)	Maintenance	Car Wash	Paint, Collision & Glass	Platform Services	Total
System-wide Sales
Franchise stores	$253,074	$—	$719,646	$91,801	$1,064,521
Company-operated stores	195,309	95,976	74,576	1,060	366,921
Independently operated stores	—	36,657	—	—	36,657

Total System-wide Sales	$448,383	$132,633	$794,222	$92,861	$1,468,099

Store Count (in whole numbers)
Franchise stores	1,052	—	1,628	202	2,882
Company-operated stores	593	390	218	1	1,202
Independently operated stores	—	721	—	—	721

Total Store Count	1,645	1,111	1,846	203	4,805

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES

ADDITIONAL INFORMATION ON KEY PERFORMANCE INDICATORS (UNAUDITED)

	Year ended December 30, 2023
(in thousands)	Maintenance	Car Wash	Paint, Collision & Glass	Platform Services	Total
System-wide Sales
Franchise stores	$1,090,457	$—	$3,072,137	$398,386	$4,560,980
Company-operated stores	809,356	395,357	317,428	4,212	1,526,353
Independently operated stores	—	196,395	—	—	196,395

Total System-wide Sales	$1,899,813	$591,752	$3,389,565	$402,598	$6,283,728

Store Count (in whole numbers)
Franchise stores	1,134	—	1,647	205	2,986
Company-operated stores	652	391	241	1	1,285
Independently operated stores	—	717	—	—	717

Total Store Count	1,786	1,108	1,888	206	4,988

	Year ended December 31, 2022
(in thousands)	Maintenance	Car Wash	Paint, Collision & Glass	Platform Services	Total
System-wide Sales
Franchise stores	$923,153	$—	$2,723,047	$440,691	$4,086,891
Company-operated stores	692,947	390,502	235,924	$5,035	1,324,408
Independently operated stores	—	195,157	—	—	195,157

Total System-wide Sales	$1,616,100	$585,659	$2,958,971	$445,726	$5,606,456

Store Count (in whole numbers)
Franchise stores	1,052	—	1,628	202	2,882
Company-operated stores	593	390	218	1	1,202
Independently operated stores	—	721	—	—	721

Total Store Count	1,645	1,111	1,846	203	4,805